UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) August 26, 2015

 Santa Fe Gold Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

1219 Banner Mine Road,
Lordsburg, NM 88045
 (Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  )  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(  )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

(  )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

(  )  Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 1.03.  Bankruptcy or Receivership

On August 26, 2015, Santa Fe Gold Corporation (the “Company”), certain of its direct wholly-owned domestic subsidiaries and its foreign subsidiary in Barbados (collectively with the Company, the “Debtors”) each commenced a case (collectively, the “Chapter 11 Cases”) by filing a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Debtors are continuing in possession of their properties and are managing their businesses, as debtors in possession, in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court. The case is styled In re Santa Fe Gold Corporation, et al, U.S. Bankruptcy Court, District of Delaware, Case No. 15- 11764.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The commencement of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default that accelerated the Company’s obligations under the following material debt instruments (collectively, the “Debt Documents”):

•
That certain Senior Secured Gold Stream Credit Agreement among the Debtors and Waterton Global Value L.P., dated December 23, 2011, as amended, with an the outstanding amount of approximately $12.8 million;

•	That certain Gold and Silver Sale Agreement among the Debtors and Waterton Global Value L.P., dated December 23, 2011, as amended, with an estimate obligation of $5.63 million;

•
That certain Gold Stream Agreement, dated as of dated as of September 9, 2009, among the Company, Santa Fe Gold (Barbados) Corporation, The Lordsburg Mining, Sandstorm Gold (Barbados) Ltd, and Sandstorm Gold Ltd., as amended, with an the outstanding amount of approximately $6.5 million;

•	Those two Promissory Notes executed by the Company in favor of International Goldfields Limited with a collective total outstanding principal balance of $2,998,710;

•	That certain bridge loan agreement between the Company and Tyhee Gold Corp., with an outstanding principal amount of $1,745,082;

•	Those three 10% Senior Subordinated Convertible Notes issued to three accredited investors on October 30, 2007, in the collective original principal amount of $450,000;

•	That certain 12% Bridge Note Due January 15, 2015 issued by the Company to Canarc Resource Corp., with an outstanding principal amount of $200,000;

•	That certain Convertible Note dated October 22, 2014 executed by the Company to JMJ Financial with an outstanding amount of $124,444; and

•	That certain Convertible Note dated October 22, 2014 executed by the Company to Vista Capital Investments, LLC with an outstanding amount of $100,384.

The Debt Documents provide that as a result of the commencement of the Chapter 11 Cases the principal and accrued interest due thereunder is immediately due and payable. Any efforts to enforce such payment obligations under the Debt Documents are automatically stayed as a result of the commencement of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                 SANTA FE GOLD CORPORATION
                                (Registrant)

Date:  August 26, 2015                                             /s/  Jakes Jordaan
Jakes Jordaan
President & Chief Executive Officer